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May 26, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by the GE Funds (copy attached), which we understand will be filed with the Commission, pursuant to
Item 77K of Form N-SAR, as part of the Funds' Form N-SAR report dated May 28, 2004. We agree with the statements concerning our Firm in such Form N-SAR.




/s/PwC


PricewaterhouseCoopers LLP
Boston, Massachusetts
May 26, 2004